Differential Brands Reports First Quarter 2017 Results

LOS ANGELES, CALIFORNIA, May 15, 2017 – Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG), a portfolio of global premium consumer brands comprised of Hudson Jeans, Robert Graham and SWIMS, today announced financial results for the three months ended March 31, 2017:

For the first quarter:

•	Net sales increased 19% to $40.1 million;
•	E-commerce sales grew 46%, leading to total Consumer Direct Segment growth of 9%;
•	Adjusted EBITDA was $2.5 million.

Michael Buckley, Chief Executive Officer, commented, “We were pleased with the progress we made during the quarter, especially in our e-commerce business, where we drove a sales increase of 46%.  This was due to strategic investments in digital marketing platforms to improve customer acquisition as well as the March launch of our new Hudson Jeans website, www.hudsonjeans.com. We will build on our efforts to capitalize on the consumer shift to the online channel through increased investments designed to expand consumer reach within our Consumer Direct segment. In addition, we saw 22% sales growth in our Wholesale segment, driven primarily by the inclusion of a non-comparable month of Hudson Jeans and a full quarter of SWIMS sales compared to last year’s first quarter. We also continue to see positive trends in certain areas of the Wholesale segment, including strong performance of Hudson Jeans in the specialty retail channel, with sales up 19% over last year’s quarter, and recovery at certain of our major department store accounts. While this is encouraging, we remain cautiously optimistic about the Wholesale segment as we continue to navigate a difficult macro selling environment. At Robert Graham, we continue to see strong sell through as the assortment has shifted to more fashion basics. On the infrastructure front, we are planning the process of consolidating our warehouses and various operating platforms, and migrating one of our brands on to our consolidated ERP. We believe all of these initiatives will improve our time to market and enhance our cost efficiencies, which should drive gross margins and result in material expense structure savings. We expect that we will complete these initiatives over the next four to six quarters.”

Segment net sales and Adjusted EBITDA results were as follows:

	Three months ended March 31, *
	2017	2016
	(unaudited, in thousands)
Differential Brands Group
Net sales:
Wholesale	$31,144	$25,577
Consumer Direct	8,346	7,639
Corporate and other	613	499
Total Company net sales	$40,103	$33,715

Adjusted EBITDA
Operating (loss) income:
Wholesale	$8,357	$8,084
Consumer Direct	(1,213)	(2,012)
Corporate and other	(7,449)	(7,839)
Adjustments**	2,847	5,313
Total Company Adjusted EBITDA	$2,542	$3,546

*For the three months ended March 31, 2016, net sales and Adjusted EBITDA reflect the operations of Robert Graham for the three months ended March 31, 2016 and Hudson for the two months ended since January 28, 2016. For the three months ended March 31, 2017, net sales and Adjusted EBITDA include all three brands: Robert Graham, Hudson and SWIMS. See further discussion at “Basis of Presentation of Information” below.

**See “Adjusted EBITDA” below.

First Quarter Financial Review

Total Company net sales for the three months ended March 31, 2017, increased 19% to $40.1 million, reflecting a 22% increase in Wholesale segment sales and a 9% increase in Consumer Direct segment sales. Sales increased for the period primarily due to sales from the addition of the Hudson Jeans and SWIMS brands for the full period.

Gross profit was $18.6 million, compared to $16.3 million in the first quarter of fiscal 2016. Gross profit increases for the first quarter of 2017 were primarily driven by the increase in sales, including the non-comparable Hudson and SWIMS sales, which represented $10.7 million of total gross profit. Gross profit in the first quarter 2017 also includes $0.3 million due to a change in the sourcing process that impacts production costs allocated to inventory. Robert Graham gross profit declined compared to the prior year period due to lower overall wholesale sales.  Total Company gross margin was 46.4% compared to 48.5% in the first quarter of 2016, reflecting the inclusion of Hudson Jeans for the full quarter as well as the inclusion of SWIMS, which carry lower gross margin rates as primarily wholesale businesses.

Operating expense for the three months ended March 31, 2017 was $18.9 million compared to $18.1 million in the same period of the prior year. The increase is attributable to the addition of Hudson’s operating expenses for the full quarter, as well as SWIMS operating expenses, which were not reflected in the same period last year. The increase in operating expenses from the addition of Hudson and SWIMS more than offset a $1.1 million benefit due to a change in the sourcing process that impacts production costs allocated to inventory. Operating expense rates, less depreciation and amortization and store impairments, decreased to 43.4% from 48.8% in the first quarter of 2017 primarily due to the reduction in one-time transition costs from mergers and acquisitions. Excluding non-cash and one-time expenses, operating expense rates, less depreciation and amortization and retail store impairment, were essentially flat compared to the same period last year.

Net loss from continuing operations was $2.4 million, or $0.18 per share, for the three months ended March 31, 2017. This compares to a net loss from continuing operations of $5.2 million, or $0.46 per share, for the same period last year.

Basis of Presentation of Information

As previously disclosed, on January 28, 2016, the Company completed the acquisition (the “RG Merger”) of all outstanding equity interests of RG Parent LLC and its subsidiaries, or the Robert Graham business (“RG”). Because RG was deemed the accounting acquirer for financial reporting purposes, the assets, liabilities and operations of the Company prior to January 28, 2016 that are reflected in the financial statements for the period ended March 31, 2016 reflect only RG’s financial condition and results of operations and do not include Hudson. More specifically, for the three months ended March 31, 2016, the Company’s consolidated financial statements, as presented in part in this press release, included: (i) from January 1, 2016 up to the day prior to the closing of the RG Merger on January 28, 2016, the results of operations and cash flows of RG; (ii) from and after the RG Merger’s closing date on January 28, 2016, the results of continuing operations, cash flows and, as applicable, the assets and liabilities of the combined Company, comprising the Company’s Hudson business and RG; and (iii) from and after the RG Merger’s closing date on January 28, 2016, the results of the discontinued operations from the Company’s previously owned Joe’s brand retail stores that later closed by February 29, 2016.

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary, premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-friendly footwear, apparel and accessories. For more information, please visit Differential's website at: www.differentialbrandsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk of intense competition in the denim and premium lifestyle apparel industries; the risk that the Company incurred substantial indebtedness in connection with the acquisition of RG, and, to a lesser extent, SWIMS, which the Company may need to refinance or on which the Company may default; the risks associated with the Company’s foreign sourcing of its products and the implementation of foreign production for Hudson’s products, including in light of potential changes in international trade relations brought on by the new U.S. presidential administration; the effects of the RG Merger and acquisition of SWIMS on the Company’s financial results, business performance and product offerings and risks associated with successfully integrating these businesses to achieve cost savings and synergies; risks associated with the Company’s third-party distribution system; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance or strategies and the Company’s ability to generate cash flows from its operations to service its indebtedness; the risk that the credit ratings of the combined company or its subsidiaries, including the Hudson, RG and SWIMS businesses, may be different from what the Company expects; risks related to the Company’s ability to respond to the business environment and fashion trends; risks related to continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to the Company’s ability to manage the Company’s inventory effectively; the risk of cyber-attacks and other system risks; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of the Company’s operations or new acquisitions; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s pledge of all its tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; risks related to a possible oversupply of denim in the marketplace; and other risk. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the SEC, and this release should be read in conjunction with those reports through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Contacts:

Investor Relations:

Bob Ross, Chief Financial Officer

Differential Brands Group Inc.

323.558.5115

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended March 31,
	2017	2016
	(unaudited)
Net sales	$40,103	$33,715
Cost of goods sold	21,499	17,378
Gross profit	18,604	16,337

Operating expenses
Selling, general and administrative	17,411	16,463
Depreciation and amortization	1,498	1,362
Retail store impairment	—	279
Total operating expenses	18,909	18,104
Operating loss from continuing operations	(305)	(1,767)
Interest expense, net	2,047	1,341
Other expense, net	24	—
Loss from continuing operations before income taxes	(2,376)	(3,108)
Income tax (benefit) provision	(26)	2,087
Loss from continuing operations	(2,350)	(5,195)
Loss from discontinued operations, net of tax	—	(1,286)
Net loss	$(2,350)	$(6,481)

Loss per common share - basic and diluted
Loss from continuing operations	$(0.18)	$(0.46)
Loss from discontinued operations	-	(0.11)
Loss per common share - basic and diluted	$(0.18)	$(0.57)

Weighted average shares outstanding
Basic	13,287	11,325
Diluted	13,287	11,325

As a Percent of Sales

	Three months ended March 31,
	2017	2016
	(unaudited)
Net sales	100.0%	100.0%
Cost of goods sold	53.6%	51.5%
Gross profit	46.4%	48.5%

Operating expenses
Selling, general and administrative	43.4%	48.8%
Depreciation and amortization	3.8%	4.1%
Retail store impairment	0.0%	0.8%
Total operating expenses	47.2%	53.7%

Operating loss from continuing operations	-0.8%	-5.2%
Interest expense, net	5.0%	4.0%
Other expense, net	0.1%	0.0%
Loss from continuing operations before income taxes	-5.9%	-9.2%
Income tax (benefit) provision	0.0%	6.2%
Loss from continuing operations	-5.9%	-15.4%
Loss from discontinued operations, net of tax	0.0%	-3.8%
Net loss	-5.9%	-19.2%

Adjusted EBITDA

	Three months ended March 31,
	2017	2016
	(unaudited, in thousands)
Reconciliation of GAAP net loss from continuing operations to Adjusted EBITDA:
GAAP net loss from continuing operations	$(2,350)	$(5,195)

Adjustments:
(Benefit) provision for income taxes	(26)	2,087
Interest expense, net	2,047	1,341
Non-cash stock compensation (a)	439	707
Depreciation and amortization	1,498	1,362
Acquisition-related costs (b)	—	2,160
Retail store impairment (c)	—	279
Restructuring (d)	843	613
Non-cash inventory expense (e)	—	192
Store closure costs (f)	67	—
Foreign currency loss	24	—
Total Adjustments	4,892	8,741

Adjusted EBITDA (1)	$2,542	$3,546

(1)

Adjusted EBITDA is defined as net loss from continuing operations, excluding: income taxes, interest income or expense, non-cash stock compensation, depreciation and amortization, acquisition-related costs, retail store impairment, restructuring costs, non-cash inventory expenses, store closure costs and gain or loss related to foreign currency transactions.  Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations.  The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents stock compensation expense related to the grant of restricted stock units and stock options.
(b)	Represents acquisition-related costs related to legal, advisory and accounting services in connection with the RG Merger. These costs are not representative of the Company’s day-to-day business.
(c)	Represents impairment of retail store leasehold improvements related to one store.
(d)

Represents restructuring charges for severance and recruiting costs related to a change in management, and additional costs incurred related to launching the new Hudson e-commerce website and moving e-commerce distribution in house.

(e)	Represents a non-cash inventory expense of Hudson inventory acquired and stepped up to fair value that was sold during the three months ended March 31, 2016.
(f)	Represents the write-off of assets related to one store in which the lease was cancelled during the quarter.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude the (i) effect of transaction expenses associated with the RG Merger (including acquisition-related costs and the non-cash inventory expense of the Hudson inventory acquired and stepped up to fair value that was sold) during the three months ended March 31, 2016 and (ii) other provisions and expenses during the three months ended March 31, 2017 and 2016. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts which are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for or superior to, the Company’s other measures of the Company’s financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.